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                                                                   EXHIBIT 10(X)




                               LIZ CLAIBORNE, INC.

                               BONUS DEFERRAL PLAN




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                                INDEX TO ARTICLES
                                -----------------


Article                                                                     Page
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
Preamble ..................................................................  1
1. Definitions ............................................................  1
2. Bonus Deferrals.........................................................  2
3. Benefits ...............................................................  3
4. Beneficiaries; Administration ..........................................  4



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                                    PREAMBLE
                                    --------


     Effective as of December 8, 1995, Liz Claiborne, Inc. (the "Company") adopted this Liz Claiborne, Inc. Bonus Deferral Plan (the "Plan") to enable certain employees of the Company and its subsidiaries to make elective deferrals of annual bonuses. The Plan is intended to constitute an arrangement that is, for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"), unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. This document describes the benefits provided under the Plan and is intended to represent a binding obligation of Liz Claiborne, Inc. and participating subsidiaries to provide those benefits, subject to the terms and conditions of the Plan as from time to time in effect. The Plan reads as follows:


                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

     The following terms when used in this Plan have the designated meanings unless a different meaning is clearly required by the context.


     1.1 Account means the record maintained on the books of an Employer to reflect Bonus deferrals by a Participant pursuant to Section 2.2.


     1.2 Beneficiary means the person or persons designated pursuant to Article 4 to receive a benefit in the event of a Participant's death before his benefit under this Plan has been paid in full.


     1.3 Bonus means a bonus paid by an Employer, in respect of the Fiscal Year ending December 8, 1995 or any subsequent Fiscal Year, under its compensation program.


     1.4 Committee has the meaning given that term in Section 1.1 of the SERP.


     1.5 Company means Liz Claiborne, Inc., a Delaware corporation.


     1.6 Eligible Employee means an individual who meets the requirements to be a SERP Member as set forth in Section 2.1 of the SERP.



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     1.7 Employer means the Company and any subsidiary of the Company that participates in this Plan.


     1.8 Fiscal Year means the Company's fiscal year.


     1.9 Participant means an individual who has an Account to which amounts stand credited.


     1.10 Plan means this Liz Claiborne Bonus Deferral Plan as in effect from time to time.


     1.11 Plan Administrator means the individual appointed from time to time by the Company to administer the Plan.


     1.12 Profit-Sharing Plan means the Liz Claiborne Profit-Sharing Retirement Plan.


     1.13 SERP means the Liz Claiborne Supplemental Executive Retirement Plan.


     1.14 Termination of Employment means cessation for any reason of a Participant's employment by the Company and all of its subsidiaries.


                                    ARTICLE 2
                                 BONUS DEFERRALS
                                 ---------------

     2.1 Accounts. Each Employer shall establish an Account for each Eligible Employee employed by it who elects to defer a Bonus pursuant to Section 2.2. Amounts deferred pursuant to Section 2.2, and income thereon determined pursuant to Section 2.4, shall be credited to such Account.


     2.2 Deferral of Bonus. An Eligible Employee may direct his Employer to reduce a Bonus otherwise payable to him and to pay the amount of such reduction to him in the future as deferred compensation. The maximum amount eligible to be deferred shall be determined from time to time by the Plan Administrator, who may provide different limits for different Eligible Employees or categories of Eligible Employees. A deferral direction pursuant to this Section 2.2



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shall be made in writing before the last day of the Fiscal Year for which such
Bonus is paid, in such manner as the Plan Administrator shall prescribe, and shall be irrevocable.


     2.3 Installment Payments. An Eligible Employee may irrevocably elect, at the time of a Bonus deferral, to receive the amount which will become payable as a result of such deferral in no more than ten annual installments. Except as may be elected pursuant to this Section 2.3, all amounts becoming payable under this Plan shall be paid in a single sum.


     2.4 Income. The Committee shall from time to time designate the investment vehicle or vehicles in which Accounts shall be deemed invested. If more than one such vehicle is designated, the Plan Administrator shall determine the manner in which, and frequency with which, Participants may elect how their Accounts shall be deemed invested. As of the end of each Fiscal Year, each Employer shall credit each Account maintained by it with income for the Fiscal Year then ending. Such income shall be determined on the basis of the total return of the investment vehicle(s) in which such Account is deemed invested during such Fiscal Year.


     2.5 Accounts Confer No Interest in Assets. The crediting of amounts to the Account of a Participant is merely a bookkeeping record and shall not confer on such Participant any right, title or interest in or to any specific assets of any Employer.


     2.6 Account Statements. The Plan Administrator shall furnish written statements to each Participant setting forth, at least as of the end of each Fiscal Year, the amount standing credited to his Account.


                                    ARTICLE 3
                                    BENEFITS
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     3.1 Benefit. A Participant's benefit under this Plan shall be a sum equal to the dollar value of his Account at the time of payment pursuant to Section
3.2.


     3.2 Time of Payment. (a) A Participant's benefit shall be paid to him, or to his Beneficiary in the event of his death, in cash. Payment shall be in a single sum except to the extent that installments have been elected pursuant to
Section 2.3, and shall be made (or begin) as soon as practicable following Termination of Employment. The Plan Administrator may delay any payment, in whole or in part, if in his judgment such a delay is necessary in order to preserve tax deductibility of the amount paid.




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     (b) In the event that a Participant shall die following Termination of
Employment but before his benefit is fully paid, such benefit shall be paid to the Participant's Beneficiary as soon as practicable.


     (c) When all benefit payments provided for under this Section 3.2 have been made in full, a Participant's Account shall be closed.


     3.3 Source of Payment. Each deferred Bonus and income thereon shall be the obligation of the Employer by whom the Participant is employed at the time of Bonus deferral, and shall be a general liability of such Employer. The claim of a Participant or Beneficiary to a benefit shall at all times be merely the claim of an unsecured creditor of the applicable Employer(s). No trust, security, escrow, or similar account need be established for the purpose of paying benefits hereunder. However, the Company may in its discretion establish a custodial account or "rabbi trust" (or other arrangement having equivalent taxation characteristics under the Internal Revenue Code) to hold assets of the Company and other Employers, subject to the claims of creditors in the event of insolvency, for the purpose of paying benefits hereunder. If the Company establishes such an account or trust, amounts paid therefrom shall discharge the obligations hereunder to the extent of the payments so made.


     3.4 Withholding. All payments under the Plan shall be subject to any applicable withholding requirements imposed by any tax or other law. The Employer(s) responsible for payment of a benefit hereunder shall have the right to require withholding from any payment in an amount sufficient in its or their opinion to satisfy all applicable withholding requirements.


     3.5 Right of Offset. Any amount payable pursuant to this Plan shall be reduced at the discretion of the Plan Administrator to take account of any amount due, and not paid, by the Participant to the Employer at the time payment is to be made hereunder.


                                    ARTICLE 4
                          BENEFICIARIES; ADMINISTRATION
                          -----------------------------

     4.1 Incorporation by Reference. Articles 6, 7, 8 and 9 of the SERP -- entitled, respectively, Beneficiaries, Administration, Amendment and Termination, and Miscellaneous -- are incorporated into this Plan and made a part hereof, with the following provisions:

          (a) references in the SERP to a "SERP benefit" shall be read as references to a benefit hereunder;

          (b) the term Participant is substituted for the term SERP Member wherever the latter appears in the SERP; and



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          (c) all other capitalized terms appearing in the SERP shall have the meanings ascribed to them in Article 1 of this Plan.


     IN WITNESS WHEREOF, LIZ CLAIBORNE, INC. has caused this instrument to be executed by its duly authorized officer, and its corporate seal to be hereunto affixed, as of this 1st day of January, 1997.


                               LIZ CLAIBORNE, INC.

                               By: /s/ Samuel M. Miller
                                  ----------------------------------------------
                                  Title: Senior Vice President-Finance and Chief
                                         Financial Officer